UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2024

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(215) 735-4422
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.03.	Bankruptcy or Receivership

On April 26, 2024, Republic First Bank, d/b/a Republic Bank (the “Bank”) was closed by the Pennsylvania Department of Banking and Securities, and the Federal Deposit Insurance Corporation was appointed as receiver. As a result, the Bank is no longer a subsidiary of Republic First Bancorp, Inc. (the “Company”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2024, each of Andrew B. Cohen, Lisa R. Jacobs, Harry D. Madonna and Harris Wildstein resigned as a director of the Company, which resignations have become effective.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 26, 2024, the Company’s Board of Directors (the “Board”) amended the Company’s Amended and Restated By-Laws to reduce the minimum size of the Board from five (5) directors to three (3) directors. In connection with this amendment, the Board set the size of the Board at three (3) directors.

A copy of the Company’s Amended and Restated By-Laws, as amended, is filed herewith as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Republic First Bancorp, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Date: April 26, 2024	By:	/s/ Brian F. Doran
Name: Brian F. Doran
Title: Executive Vice President and General Counsel